EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-37585, 333-52331, 333-73009, 333-92855, 333-37180, 333-38710, 333-42852, 333-51388, 333-60966, 333-64432, 333-64444, 333-102587, 333-105814, 333-108658, 333-110103, 333-115759, 333-121612, 333-125208, 333-135029, 333-142628, 333-150260, 333-190413, 333-194823, and 333-208760 on Form S‑3, and Registration Statement Nos. 333-30345, 333-54246, 333-106427, 333-119833, 333-134566, 333-160312, 333-160705, 333-164014, 333-176681, and 333-202761 on Form S‑8 of our reports dated March 14, 2017, relating to the consolidated financial statements and financial statement schedule of Spectrum Pharmaceuticals, Inc., and the effectiveness of Spectrum Pharmaceutical Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10‑K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
Costa Mesa, California
March 14, 2017